Exhibit 99.1
FLEETCOR Reports Fourth Quarter and Fiscal Year 2021 Financial Results
All-time record revenues and adjusted net income

Atlanta, Ga., February 8, 2022 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its fourth quarter and year ended December 31, 2021.

“We reported record revenues and adjusted net income per share in the fourth quarter, with growth of 30% and 24%, respectively,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “Overall organic revenue growth was 17% for the quarter, consistent with the third quarter and against a tougher comp. We had a terrific finish to the year, delivering full-year earnings of $13.21, up 19%, and well ahead of our initial guidance.”

Financial Results for Fourth Quarter of 2021:

GAAP Results
•Revenues increased 30% to $802.3 million in the fourth quarter of 2021, compared with $617.3 million in the fourth quarter of 2020.
•Net income increased 7% to $225.0 million in the fourth quarter of 2021, compared with $209.9 million in the fourth quarter of 2020.
•Net income per diluted share increased 12% to $2.74 in the fourth quarter of 2021, compared with $2.44 per diluted share in the fourth quarter of 2020.

Non-GAAP Results1
•Adjusted net income1 increased 18% to $304.9 million in the fourth quarter of 2021, compared with $258.4 million in the fourth quarter of 2020.
•Adjusted net income per diluted share1 increased 24% to $3.72 in the fourth quarter of 2021, compared with $3.01 per diluted share in the fourth quarter of 2020.

Financial Results for Fiscal Year 2021:

GAAP Results
•Revenues increased 19% to $2,833.7 million in 2021, compared with $2,388.9 million in 2020.
•Net income increased 19% to $839.5 million in 2021, compared with $704.2 million in 2020.
•Net income per diluted share increased 23% to $9.99 in 2021, compared with $8.12 per diluted share in 2020.

Non-GAAP Results1
•Adjusted net income1 increased 15% to $1,109.8 million in 2021, compared with $962.2 million in 2020.
•Adjusted net income per diluted share1 increased 19% to $13.21 in 2021, compared with $11.09 in 2020.

“Our fourth quarter results came in ahead of our expectations we gave in November, for both revenue and adjusted earnings per share,” said Charles Freund, chief financial officer, FLEETCOR Technologies, Inc. “Across the board our businesses showed momentum, and ended the year on a strong note. We also aggressively used capital to buy back shares, given the low stock price when compared with our growth outlook.”

Fiscal Year 2022 Outlook:

“Our current outlook is for the Company to return to its normal growth cadence, with sales growth of 20%, organic growth of 9% to 11%, and adjusted EPS growth in the mid-teens. Volumes and revenue are expected to build throughout the year, as we continue to benefit from our growth investments and acquisitions. We do expect expenses to be higher than in 2021, as we operate at more normalized levels, but we will continue to manage them in line with the revenue growth outlook,” said Charles Freund, chief financial officer, FLEETCOR Technologies, Inc.

For fiscal year 2022, FLEETCOR Technologies, Inc. updated financial guidance1 is as follows:

•Total revenues between $3,190 million and $3,250 million;
•GAAP net income between $935 million and $975 million;
•GAAP net income per diluted share between $11.65 and $12.15;
•Adjusted net income between $1,200 million and $1,240 million; and
•Adjusted net income per diluted share between $15.00 and $15.50.

FLEETCOR’s guidance assumptions for the full year are as follows:

•Weighted average U.S. fuel prices equal to $3.40 per gallon;
•Market spreads slightly favorable to the 2021 average;
•Foreign exchange rates equal to the month average of January 2022;
•Interest expense between $90 million and $100 million, with three 25bp rate increases;
•Approximately 80 million fully diluted shares outstanding;
•A tax rate of 24% to 26%; and
•No impact related to acquisitions not already closed.

First Quarter of 2022 Outlook:

The Company currently expects first quarter revenues between $740 million and $760 million, and adjusted net income per diluted share between $3.45 and $3.55. We have historically experienced seasonality in the first quarter, causing it to be the lowest in terms of both revenues and net income for the year, where certain businesses such as Gift and Tolls have strong fourth quarters, while Fuel and Lodging tend to have soft first quarters due to weather and holidays.

Increase of Term B Credit Facility and Share Repurchases:

On December 22, 2021, the Company completed a $750 million upsizing to the Term B credit facility, at a rate of LIBOR plus 175 bps, unchanged from the rate on existing debt. The incremental debt had a minimal impact on the Company’s leverage position at year end. Additionally, given the significant share price dislocation that occurred recently, the Company repurchased approximately 2.3 million shares in the fourth quarter of 2021, and an additional 1.1 million shares in January under a pre-existing 10b5-1 plan. In light of these repurchases, the Board is announcing today an increase in the share repurchase authorization by $1 billion.

_______________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.

Conference Call:

The Company will host a conference call to discuss fourth quarter and fiscal year 2021 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Charles Freund, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live via webcast from the Company's investor relations website at http://investor.fleetcor.com. A replay will be available one hour after the call and can be accessed by dialing (877) 407-0784 or (201) 689-8560 for international callers; the conference ID is 13726655. The replay will be available until Tuesday, February 15, 2022. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws.
Statements that are not historical facts, including statements about FLEETCOR’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.

These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as regulatory measures, voluntary actions, or changes in consumer preferences, that impact our transaction volume, including social distancing, shelter-in-place, shutdowns of nonessential businesses and similar measures imposed or undertaken in an effort to contain and mitigate the spread of the novel coronavirus (including any variants thereof, “COVID-19”); the impact of vaccine mandates on our workforce in certain jurisdictions; adverse changes or volatility in fuel prices and spreads; adverse changes in program fees or charges we may collect, whether through legal, regulatory or contractual changes; adverse outcomes with respect to current and future legal proceedings or investigations, including without limitation, the FTC lawsuit, or actions of governmental, regulatory or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; delays or failures associated with implication of, or adaption to, new technology, changes in credit risk of customers and associated losses; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to complete, or delays in completing, acquisitions, new partnerships or customer arrangements; and to successfully integrate or otherwise achieve anticipated benefits from such acquisitions, partnerships, and customer arrangements; failure to successfully expand and manage our business internationally; and other risks related to our international operations, including the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union; the impact of foreign exchange rates on operations, revenues and income; and the failure or compromise of our data centers and other information technology assets; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on February 26, 2021 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access FLEETCOR’s SEC filings for free by visiting the SEC web site at www.sec.gov.

About Non-GAAP Financial Measures:

This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within its industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses occurring largely, but not necessarily exclusively, due to COVID-19, the impact of discrete tax items, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets/businesses, loss on extinguishment of debt, and legal settlements. We calculate adjusted net income and adjusted net income per diluted share to eliminate the effect of items that we do not consider indicative of our core operating performance.

Adjusted net income and adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses and recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these non-tax items.

Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of FLEETCOR.

Management uses adjusted net income, adjusted net income per diluted share and organic revenue growth:

•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About FLEETCOR:

FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that simplifies the way businesses manage and pay their expenses. The FLEETCOR portfolio of brands help companies automate, secure, digitize and control payments on behalf of, their employees and suppliers. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021		2020
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net	$802,255	$617,333	$2,833,736		$2,388,855
Expenses:
Processing	171,533	121,514	559,819		596,363
Selling	75,607	47,737	262,118		192,732
General and administrative	140,675	90,961	485,830		374,678
Depreciation and amortization	75,013	64,685	284,197		254,802
Other operating, net	(865)	(1,503)	(784)		(1,985)
Operating income	340,292	293,939	1,242,556		972,265
Investment gain	—	—	(9)		(30,008)
Other expense (income), net	175	422	3,858		(10,055)
Interest expense, net	27,666	30,329	113,705	¹	129,803
Loss on extinguishment of debt	9,964	—	16,194	¹	—
Total other expense	37,805	30,751	133,748		89,740
Income before income taxes	302,487	263,188	1,108,808		882,525
Provision for income taxes	77,483	53,337	269,311		178,309
Net income	$225,004	$209,851	$839,497		$704,216
Basic earnings per share	$2.80	$2.51	$10.23		$8.38
Diluted earnings per share	$2.74	$2.44	$9.99		$8.12
Weighted average shares outstanding:
Basic shares	80,228	83,514	82,060		84,005
Diluted shares	81,981	85,846	84,061		86,719

1Recast to present loss on extinguishment of debt separately from interest expense, net, to conform to current presentation.

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	December 31, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,520,027	$934,900
Restricted cash	730,668	541,719
Accounts and other receivables (less allowance)	1,731,574	1,366,775
Securitized accounts receivable — restricted for securitization investors	1,118,000	700,000
Prepaid expenses and other current assets	349,575	412,924
Total current assets	5,449,844	3,956,318
Property and equipment, net	236,294	202,509
Goodwill	5,107,878	4,719,181
Other intangibles, net	2,306,485	2,115,882
Investments	52,016	7,480
Other assets	213,932	193,209
Total assets	$13,366,449	$11,194,579
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,406,350	$1,054,478
Accrued expenses	369,054	282,681
Customer deposits	1,788,705	1,175,322
Securitization facility	1,118,000	700,000
Current portion of notes payable and lines of credit	399,628	505,697
Other current liabilities	170,410	250,133
Total current liabilities	5,252,147	3,968,311
Notes payable and other obligations, less current portion	4,460,039	3,097,580	¹
Deferred income taxes	566,291	498,154
Other noncurrent liabilities	221,392	275,123	¹
Total noncurrent liabilities	5,247,722	3,870,857
Commitments and contingencies
Stockholders’ equity:
Common stock	127	126
Additional paid-in capital	2,878,751	2,749,900
Retained earnings	6,256,442	5,416,945
Accumulated other comprehensive loss	(1,464,616)	(1,363,158)
Treasury stock	(4,804,124)	(3,448,402)
Total stockholders’ equity	2,866,580	3,355,411
Total liabilities and stockholders’ equity	$13,366,449	$11,194,579

[1]Recast to reflect long term deferred revenue in other noncurrent liabilities, to conform to current year presentation.

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2021	2020
	(Unaudited)
Operating activities
Net income	$839,497	$704,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	75,571	65,181
Stock-based compensation	80,071	43,384
Provision for credit losses on accounts and other receivables	37,919	158,549
Amortization of deferred financing costs and discounts	6,831	6,486
Amortization of intangible assets and premium on receivables	208,625	189,620
Loss on extinguishment of debt	16,194	—
Deferred income taxes	24,970	(15,112)
Investment gain	(9)	(30,008)
Other	(784)	(1,985)
Changes in operating assets and liabilities (net of acquisitions/dispositions):
Accounts and other receivables	(729,144)	264,140
Prepaid expenses and other current assets	184,462	(14,521)
Other assets	35,032	12,656
Accounts payable, accrued expenses and customer deposits	416,028	89,983
Net cash provided by operating activities	1,195,263	1,472,589
Investing activities
Acquisitions, net of cash acquired	(602,120)	(80,787)
Purchases of property and equipment	(111,530)	(78,425)
Proceeds from disposal of investment	—	52,963
Other	(2,281)	—
Net cash used in investing activities	(715,931)	(106,249)
Financing activities
Proceeds from issuance of common stock	48,781	136,797
Repurchase of common stock	(1,355,722)	(849,910)
Borrowings (payments) on securitization facility, net	418,000	(270,973)
Deferred financing costs paid and debt discount	(38,920)	(2,637)
Proceeds from issuance of notes payable	1,900,000	—
Principal payments on notes payable	(507,500)	(175,285)
Borrowings from revolver	1,910,000	1,243,500
Payments on revolver	(1,978,851)	(1,496,907)
Payments on swing line of credit, net	(51,049)	(1,042)
Other	(811)	(344)
Net cash provided by (used in) financing activities	343,928	(1,416,801)
Effect of foreign currency exchange rates on cash	(49,184)	(148,157)
Net increase (decrease) in cash and cash equivalents and restricted cash	774,076	(198,618)
Cash and cash equivalents and restricted cash, beginning of year	1,476,619	1,675,237
Cash and cash equivalents and restricted cash, end of year	$2,250,695	$1,476,619
Supplemental cash flow information
Cash paid for interest, net	$132,504	$126,460
Cash paid for income taxes, net	$229,721	$165,315

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$225,004	$209,851	$839,497	$704,216

Stock based compensation	27,986	8,315	80,071	43,384
Amortization[1]	56,974	49,111	215,456	196,106
Net loss on disposition of assets/business	—	294	—	294
Investment gain	—	—	(9)	(30,008)
Loss on extinguishment of debt	9,964	—	16,194	—
Integration and deal related costs	12,501	985	30,632	12,020
Restructuring and related (subsidies) costs	(181)	(697)	(2,103)	4,215
Legal settlements/litigation	152	2,845	5,772	(144)
Write-off of customer receivable[2]	—	—	—	90,058
Total pre-tax adjustments	107,396	60,853	346,013	315,926
Income taxes[3]	(27,510)	(12,332)	(75,703)	(57,914)
Adjusted net income	$304,890	$258,372	$1,109,807	$962,228
Adjusted net income per diluted share	$3.72	$3.01	$13.21	$11.09
Diluted shares	81,981	85,846	84,061	86,719

[1]Includes amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Represents a loss in the first quarter of 2020 from a large client in our cross-border payments business entering voluntary bankruptcy due to the extraordinary impact of the COVID-19 pandemic.
[3] Represents provision for income taxes of pre-tax adjustments. 2021 year includes remeasurement of deferreds due to the increase in UK corporate tax rate from 19% to 25% of $6.5 million. 2020 year includes a tax reserve adjustment related to prior year tax positions of $9.8 million.

* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Solution and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by solution.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended December 31,				Three Months Ended December 31,
	2021	2020	Change	% Change	2021	2020	Change	% Change
FUEL
'- Revenues, net	$316.4	$260.2	$56.2	22%	$291.7	$260.5	$31.2	12%
'- Transactions	116.4	110.4	5.9	5%	116.4	110.7	5.7	5%
'- Revenues, net per transaction	$2.72	$2.36	$0.36	15%	$2.51	$2.35	$0.15	6%
CORPORATE PAYMENTS
'- Revenues, net	$174.5	$115.0	$59.6	52%	$173.3	$146.3	$27.0	18%
'- Spend volume	$25,665	$17,585	$8,080	46%	$25,665	$22,265	$3,400	15%
'- Revenues, net per spend $	0.68%	0.65%	0.03%	4%	0.68%	0.66%	0.02%	3%
TOLLS
'- Revenues, net	$86.7	$76.5	$10.1	13%	$89.8	$76.5	$13.2	17%
- Tags (average monthly)	6.1	5.6	0.5	8%	6.1	5.6	0.5	8%
'- Revenues, net per tag	$14.22	$13.61	$0.61	5%	$14.73	$13.61	$1.12	8%

LODGING
'- Revenues, net	$103.1	$56.6	$46.6	82%	$103.1	$74.0	$29.2	39%
'- Room nights	8.9	5.8	3.2	55%	8.9	7.1	1.8	26%
'- Revenues, net per room night	$11.53	$9.78	$1.74	18%	$11.53	$10.42	$1.11	11%
GIFT
'- Revenues, net	$55.1	$46.4	$8.7	19%	$55.1	$46.4	$8.7	19%
'- Transactions	379.9	331.7	48.2	15%	379.9	331.7	48.2	15%
'- Revenues, net per transaction	$0.15	$0.14	$0.01	4%	$0.15	$0.14	$0.01	4%
OTHER[1]
'- Revenues, net	$66.4	$62.7	$3.7	6%	$66.4	$62.7	$3.7	6%
'- Transactions	9.0	9.9	(0.9)	(9)%	9.0	9.9	(0.9)	(9)%
'- Revenues, net per transaction	$7.37	$6.33	$1.04	17%	$7.37	$6.33	$1.04	16%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$802.3	$617.3	$184.9	30%	$779.4	$666.4	$113.0	17%

[1] Other includes telematics, maintenance, food, payroll card and transportation related businesses.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by solution and metrics, non-GAAP measures, to the GAAP equivalent.
* Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Solution
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended December 31,				Year Ended December 31,
	2021	%	2020	%	2021	%	2020	%
US	$514	64%	$378	61%	$1,785	63%	$1,468	61%
Brazil	106	13%	91	15%	368	13%	344	14%
UK	81	10%	70	11%	322	11%	263	11%
Other	102	13%	79	13%	359	13%	314	13%
Consolidated Revenues, net	$802	100%	$617	100%	$2,834	100%	$2,389	100%
*Columns may not calculate due to rounding.

Revenue by Solution*	Three Months Ended December 31,				Year ended Ended December 31,
	2021	%	2020	%	2021	%	2020	%
Fuel	$316	39%	$260	42%	$1,180	42%	$1,057	44%
Corporate Payments	175	22%	115	19%	600	21%	434	18%
Tolls	87	11%	77	12%	306	11%	292	12%
Lodging	103	13%	57	9%	310	11%	207	9%
Gift	55	7%	46	8%	179	6%	154	6%
Other	66	8%	63	10%	259	9%	244	10%
Consolidated Revenues, net	$802	100%	$617	100%	$2,834	100%	$2,389	100%
*Columns may not calculate due to rounding.

Exhibit 4
Segment Results
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021[1]	2020	2021[1]	2020
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net:
North America	$554,910	$405,597	$1,921,077	$1,581,547
Brazil	105,599	90,526	368,080	344,248
International	141,746	121,210	544,579	463,060
	$802,255	$617,333	$2,833,736	$2,388,855
Operating income:
North America	$208,465	$175,693	$762,620	$547,912
Brazil	48,765	43,593	154,265	148,055
International	83,062	74,653	325,671	276,298
	$340,292	$293,939	$1,242,556	$972,265
Depreciation and amortization:
North America	$51,456	$40,504	$184,876	$156,417
Brazil	11,929	12,345	50,020	51,364
International	11,628	11,836	49,301	47,021
	$75,013	$64,685	$284,197	$254,802
Capital expenditures:
North America	$23,106	$12,836	$67,533	$48,426
Brazil	8,851	6,807	24,431	17,116
International	5,118	3,763	19,566	12,883
	$37,075	$23,406	$111,530	$78,425

[1] Results from the 2021 acquisition of Roger, AFEX and ALE are reported in our North America segment.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric
by Solution to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended December 31,		Three Months Ended December 31,
	2021*	2020*	2021*	2020*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$291.7	$260.5	116.4	110.7
Impact of acquisitions/dispositions	—	(0.3)	—	(0.2)
Impact of fuel prices/spread	23.7	—	—	—
Impact of foreign exchange rates	1.0	—	—	—
As reported	$316.4	$260.2	116.4	110.4
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$173.3	$146.3	25,665	22,265
Impact of acquisitions/dispositions	—	(31.4)	—	(4,681)
Impact of fuel prices/spread	0.4	—	—	—
Impact of foreign exchange rates	0.8	—	—	—
As reported	$174.5	$115.0	25,665	17,585
TOLLS - TAGS
Pro forma and macro adjusted	$89.8	$76.5	6.1	5.6
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(3.1)	—	—	—
As reported	$86.7	$76.5	6.1	5.6
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$103.1	$74.0	8.9	7.1
Impact of acquisitions/dispositions	—	(17.4)	—	(1.3)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$103.1	$56.6	8.9	5.8
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$55.1	$46.4	379.9	331.7
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$55.1	$46.4	379.9	331.7
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$66.4	$62.7	9.0	9.9
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.1	—	—	—
As reported	$66.4	$62.7	9.0	9.9

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$779.4	$666.4	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(49.1)
Impact of fuel prices/spread[2]	24.1	—
Impact of foreign exchange rates[2]	(1.3)	—
As reported	$802.3	$617.3

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, food, payroll card and transportation related businesses.
[2] Revenues reflect an estimated $20 million positive impact from fuel prices and approximately $4 million positive impact from fuel price spreads, partially offset by the negative impact of movements in foreign exchange rates of approximately $1 million.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles first quarter 2022 and full year 2022 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	Q1 2022 GUIDANCE
	Low*	High*
Net income	205	213
Net income per diluted share	$2.55	$2.66

Stock based compensation	29	29
Amortization	57	57
Other	5	5
Total pre-tax adjustments	91	91

Income taxes	(22)	(22)
Adjusted net income	$275	$282
Adjusted net income per diluted share	$3.45	$3.55

Diluted shares	80	80

	2022 GUIDANCE
	Low*	High*
Net income	935	975
Net income per diluted share	$11.65	$12.15

Stock based compensation	109	109
Amortization	225	225
Other	22	22
Total pre-tax adjustments	356	356

Income taxes	(91)	(91)
Adjusted net income	$1,200	$1,240
Adjusted net income per diluted share	$15.00	$15.50

Diluted shares	80	80

* Columns may not calculate due to rounding.